UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2021

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31390	06-1195422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Xenium Lane North	Plymouth	Minnesota	55441
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (763) 551-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 2, 2021, Christopher & Banks Corporation (together with its subsidiaries, the “Company”) closed on the sale of all or substantially all of the assets used in the conduct of its business, including its retail store business and its e-Commerce business, to ALCC, LLC (“ALCC”). Pursuant to the terms of the previously disclosed Asset Purchase Agreement, which was filed on a Current Report on Form 8-K on February 1, 2021, ALCC has designated iMedia Brands, Inc. (“iMedia”) as a Buyer Designee, to assume certain of the assets and liabilities related to the operation of the business, while ALCC will retain the intellectual property assets and liabilities.

The Company values the consideration provided under the Asset Purchase Agreement at approximately $24.6 million, which includes the assumption of certain liabilities and, to the extent cash on hand is not sufficient to satisfy certain budgeted wind down expenses, a closing cash payment subject to adjustments. ALCC, an affiliate of Hilco Merchant Resources, is the lender under the Company’s term loan facility and the program agent under the Company’s secured vendor program.

On January 28, 2021, the Company entered into the Asset Purchase Agreement with ALCC, subject to higher and better offers. No other parties submitted a bid for the assets, and as a result, ALCC held the winning bid for the sale of the assets described above. The auction was canceled. The Asset Purchase Agreement was approved by the Bankruptcy Court on February 23, 2021.

On January 28, 2021, the Company, after a bankruptcy auction, entered into the Asset Purchase Agreement with ALCC as the winning bidder at such auction, for the sale of the assets described above. The Asset Purchase Agreement was approved by the Bankruptcy Court on February 23, 2021.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

2.1	Notice of Designation of Buyer Designee dated March 2, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

Date: March 2, 2021	By:	/s/ Keri L. Jones
Keri L. Jones

President and Chief Executive Officer